UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2011 (June 1, 2011)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices) (Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported by Five Star Quality Care, Inc., or we or us, in its Current Report of Form 8-K dated May 13, 2011, or the May 13th Current Report, on May 12, 2011 we entered into agreements, or the Purchase Agreements, to acquire six senior living communities located in Indiana and entered into a loan agreement, or the Bridge Loan Agreement, with Senior Housing Properties Trust, or SNH, under which SNH agreed to lend us up to $80 million, or the Bridge Loan, to fund our purchases under the Purchase Agreements.  The Purchase Agreements and the Bridge Loan Agreement were more fully described in the May 13th Current Report.

On June 1, 2011, we purchased two of these communities for an aggregate purchase price of approximately $40.4 million in cash, excluding closing costs.  We funded these acquisitions using the proceeds of the Bridge Loan.  On such date, we borrowed approximately $41.0 million from SNH and have an additional $39.0 million available for borrowing under the Bridge Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Paul V. Hoagland
Name:	Paul V. Hoagland
Title:	Treasurer and Chief Financial Officer

Dated:  June 6, 2011